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                                                                    EXHIBIT 10.6


                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement"), entered into effective November 24, 1999, is between Broadband Sports, Inc. (the "Company"), and Richard Nanula ("Executive") (collectively, "the parties").

                                   RECITALS

     WHEREAS, Executive desires to accept employment with the Company as its Chairman and Chief Executive Officer.

     WHEREAS, the Company desires to employ Executive and to assure itself of the services of Executive for the term of this Agreement, and Executive desires to be employed by the Company for such period, upon the following terms and conditions.

     NOW, THEREFORE, the parties agree as follows:

                                     TERMS

     1.  Period of Employment

           a. Basic Term. The Company shall employ Executive to render services to the Company in the position and with the duties and responsibilities described in Section 2 from the date of this Agreement until Executive's employment is terminated in accordance with Section 4 below.

     2.  Position, Duties, Responsibilities

           a. Position. Executive is employed by the Company to render services to the Company in the position of Chairman and Chief Executive Officer and shall perform all services appropriate to that position, as well as such other services as may reasonably be assigned by the Company. Executive shall devote his best efforts and full-time attention to the performance of his duties. Executive shall report to the Board of Directors of the Company. Nothing in this Agreement will prevent Executive from: (i) accepting speaking or presentation engagements in exchange for honoraria to the extent that such engagements do not materially impact the ability of Executive to fulfill his obligations to the Company; (ii) serving on boards of other companies to the extent that such companies do not compete with the Company and such service has been approved by the Board of Directors of the Company; or (iii) from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or traded through the Nasdaq National Market.

           b. Other Activities. Except upon the prior written consent of the Company, Executive will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place Executive in a conflicting position to that of, the Company.

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     3.  Compensation. In consideration of the services to be rendered under this Agreement, Executive shall be entitled to the following:

           a. Base Salary. The Company shall to pay Executive an initial base annual salary of $180,000.00, less applicable withholdings and deductions, payable in accordance with the Company's standard payroll practices.

           b. Incentive Compensation. Commencing January 1, 2000, Executive will be eligible to receive an annual bonus at the discretion of the Company's Board of Directors.

           c. Equity. Concurrently with the execution of this Agreement, Executive and the Company shall enter into a Restricted Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Company will issue to Executive 30,389,809 shares of the Company's Common Stock for a purchase price of $0.60 per share (the "Stock"). A portion of the Stock shall be subject to a repurchase option that shall lapse as provided in such agreement.

           d. Relocation Allowance and Gross-up. When Executive relocates his residence, the Company will grant Executive a relocation allowance that should, at a minimum, cover packing and transportation of his personal affairs and temporary living costs and all other expenses associated with moving Executive's home and family. This allowance shall not exceed $250,000.00 and Executive will be required to both return any unused portion thereof and submit receipts for relocation expenditures at the Company's request. To the extent that Executive is required to report as taxable income under applicable tax laws amounts received from the Company as a relocation allowance, the Company shall pay to Executive such additional amount as is necessary to reimburse Executive for such resulting tax liability.

           e.  Vacation and Executive Benefits.  During the term of his
               -------------------------------
employment, Executive shall be eligible for paid vacation in accordance with the Company's standard policy for similarly situated employees, as it may be amended from time to time. During the term of his employment, Executive shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

           f. Benefits. Executive shall be eligible for full benefits in accordance with the Company's executive team plan.

     4. Termination of Employment. Executive understands and agrees that his employment has no specific term. Accordingly, this Agreement, and the employment relationship, may be terminated by either party with or without cause, and with or without notice. Except as otherwise provided for herein and in the November 24, 1999 Restricted Stock Purchase Agreement between the parties, upon termination neither the Company nor Executive shall have any further obligation to each other by way of compensation or otherwise.

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     5.  Proprietary Information

           a. Company Information. Executive agrees that during his employment with the Company and thereafter, to hold in strictest confidence, and not to use or disclose to any person, firm or corporation any Confidential Information of the Company. "Proprietary Information" means any the Company proprietary or confidential information, technical data, trade secrets or know-how. This includes, but is not limited to, research, product plans, products, services, customer lists, customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other the Company business information. This information shall remain confidential whether it was disclosed to Executive either directly or indirectly in writing, orally or by drawings or observation. Executive understands that Proprietary Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or others who were under confidentiality obligations as to the items involved.

           b.  Former Employer Information. Executive agrees that he will not,
               ---------------------------
during his employment with the Company, improperly use or disclose any proprietary information or trade secrets, or bring onto the premises of the Company any unpublished document or proprietary information belonging to any former or concurrent employer or other person or entity.

           c.  Third Party Information.  Executive recognizes that the Company
               -----------------------
has received and in the future will receive confidential or proprietary information from third parties. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

           d.  No Conflict.  Executive represents and warrants that Executive's
               -----------
execution of this Agreement, his employment with the Company, and the performance of his proposed duties under this Agreement shall not violate any obligations he may have to any former employer (or other person or entity), including any obligations with respect to proprietary or confidential information of any other person or entity.

     6.  Inventions

           a.  Inventions Retained and Licensed. Executive has attached, as
               --------------------------------
Exhibit A, a list describing all inventions, original works of authorship,
---------
developments, improvements, and trade secrets which were made by Executive prior to Executive's employment with the Company ("Prior Inventions"), which belong to Executive, which relate to the Company's proposed business, products or research and development, and which Executive is not assigning to the Company. If no such list is attached, Executive represents that there are no such Prior Inventions. If, in the course of my employment with the Company, Executive incorporates into an product of the Company, process or machine a Prior Invention owned by Executive or in which Executive has an interest, the Company is hereby granted and shall have a nonexclusive,

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royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

           b.  Assignment of Inventions. Except as provided in Section 6 (f)
               ------------------------
below, Executive agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all Executive's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice ("Inventions"), while Executive is employed by the Company. Executive further acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of and during my employment with the Company and which are protectable by copyright are "works made for hire", as that term is defined in the United States Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any invention developed by Executive solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Executive as a result of the Company's efforts to commercialize or market any such invention.

           c.  Inventions Assigned to the United States. Executive agrees to
               ----------------------------------------
assign to the United States government all Executive's right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

           d.  Maintenance of Records. Executive agrees to keep and maintain
               ----------------------
adequate and current written records of all Inventions made by Executive (solely or jointly with others) during Executive's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

           e.  Patent and Copyright Registrations. Executive agrees to assist
               ----------------------------------
the Company, or its designee, at the Company's expense, in every proper way, to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries. Executive will disclose to the Company all pertinent information and data which the Company deems necessary for the execution of all applications, specifications, oaths, assignments and all other instruments necessary to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. Executive further agrees that Executive's obligation to execute or cause to be executed, when it is in Executive's power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable, because of Executive's mental or physical incapacity or for any other reason, to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright

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registrations covering Inventions or original works of authorship assigned to the company as above, then Executive hereby irrevocably designated and appoints the Company and its duly authorized officers and agents as my agent and. attorney in fact, to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patent or copyright registrations thereon with the same legal force and effect as if executed by Executive.

           f.  Exception to Assignments. Executive understands that the
               ------------------------
provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code, Section 2870 (attached hereto as Exhibit B). Executive
                                                        ---------
will advise the Company promptly in writing of any inventions that Executive believes meet the criteria in Section 2870 and not otherwise disclosed in Exhibit A.
---------

     7. Post-Termination Activity To forestall such disclosure, use, and breach, and in consideration of the employment under this Agreement and the vesting of Stock under the Stock Purchase Agreement, Executive agrees that for a period of one (1) year after termination of the Executive's employment, Executive shall not, directly or indirectly on the Executive's behalf or as an officer, director, consultant, partner, owner, stockholder or employee of any partnership, corporation or other entity: (a) solicit for employment, employ or otherwise seek to retain or retain the services of any person that is an employee, officer, director or consultant of the Company as of the date of termination of Executive's employment, or any athlete with which the Company has a written relationship as of the date of termination of Executive's employment, or solicit or otherwise induce any person to terminate his or her employment or other relationship with the Company; or (b) engage in any activity, in those states within the United States and those countries outside the United States in which the Company or any of its subsidiaries then conducts any business, where such activity is similar to and competitive with the activities carried on by the Company or any of its subsidiaries or is, directly or indirectly, concerned with creating, producing or operating an interactive athlete experience for distribution across the Internet or other online media. Employee acknowledges that the nature of the Company's activities is such that competitive activities could be conducted effectively regardless of the geographic distance between the Company's place of business and the place of any competitive business. Notwithstanding anything else contained herein to the contrary, in the event that there is a termination by the Company of Recipient's employment without Cause (as defined in the Stock Purchase Agreement) after the effective date of a Change of Control (as defined in the Stock Purchase Agreement) and prior to the expiration of three (3) years from the date of this Agreement, the Company's sole remedy for monetary damages arising out of any breach of the Executive's obligations under this Section 7 shall be the forfeiture of the Executive's right to continue to vest in a portion of the Restricted Shares under the Stock Purchase Agreement and the ability to exercise its corresponding right to repurchase any Restricted Shares that will not become vested by reason of such breach.

8.  Termination Obligations

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           a.  Return of Company's Property. Executive hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Executive in the course of or incident to Executive's employment, belong to Company and shall be promptly returned to Company upon termination of Executive's employment.

           a. Survival of Representations and Warranties. The representations and warranties contained herein shall survive termination of Executive's employment and expiration of this Agreement.

           b. Cooperation in Pending Work. Following any termination of Executive's employment, Executive shall reasonably cooperate with Company in all matters relating to the winding up of pending work on behalf of Company and the orderly transfer of work to other employees of Company. Executive shall also cooperate in the defense of any action brought by any third party against Company that relates in any way to Executive's acts or omissions while employed by Company.

     9. Alternative Dispute Resolution. Any and all claims or controversies between the Company and Executive, including but not limited to (1) those involving the construction or application of any of the terms, provisions, or conditions of this Agreement; (2) all contract or tort claims of any kind; and
(3) any claim based on any federal, state or local law, statute, regulation or ordinance, including but not limited to claims for unlawful discrimination or harassment (as well as any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and any claims under California's Fair Employment and Housing
Act) ("Arbitrable Claims"), shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties. To the extent that any Arbitrable Claims are not successfully resolved through mediation, they shall be resolved by arbitration in accordance with the then applicable rules of the American Arbitration Association. However, unemployment claims, workers' compensation claims, and claims under the National Labor Relations Act shall not be subject to arbitration. Any court having jurisdiction thereof may enter judgment on the award rendered by the arbitrator(s). The location of the arbitration shall be Los Angeles, California. Unless the parties mutually agree otherwise, the arbitrator shall be selected from a panel provided by the American Arbitration Association.

     The parties shall share equally the costs of the arbitration. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim that affords the prevailing party attorneys' fees, the arbitrator may award reasonable attorneys' fees and costs to the prevailing party. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in a court of competent jurisdiction for any claim or controversy arising out of or related to the unauthorized use, disclosure, or misappropriation of the confidential and/or proprietary information of either party.

     EACH PARTY UNDERSTANDS AND AGREES THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY MATTERS COVERED BY THE ARBITRATION AGREEMENT.

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     10.  Legal Fees

     In any dispute arising under or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees.

     11.  Entire Agreement

     This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive's employment by The Company. Except for the Restricted Stock Purchase Agreement, this Agreement supersedes all other prior and contemporaneous agreements and statements pertaining in any manner to the employment of Executive and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

     12.  Amendments, Waivers

     This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of Company other than Executive. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     13.  Assignment; Successors and Assigns

     Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest. Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

     14.  Severability; Enforcement

     If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

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     15.  Governing Law

     The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California, without application of its choice of law doctrine.

     16.  Date of Agreement

     The parties have duly executed this Agreement as of the date first written above.




                                ---------------------------------------
                                              Richard Nanula



                                Broadband Sports, Inc.



                                By:
                                   ------------------------------------
                                              Tyler Goldman

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                                   Exhibit A
                                   ---------


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

       Title                Date       Identifying Number or Brief Description
       -----                ----       ---------------------------------------



     X        No inventions or improvements
------------
              Additional Sheets Attached
------------

Signature of Employee: /s/ Richard D. Nanula
                      --------------------------
Printed Name of Employee:
                         -----------------------
Date: November 24, 1999
     ------------------

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                                   Exhibit B
                                   ---------


                       CALIFORNIA LABOR CODE SECTION 2870
                     INVENTION ON OWN TIME - EXEMPTION FROM
                                   AGREEMENT

      "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:
            (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or
            (2) Result from any work performed by the employee for the employer.
      (b) to the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

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